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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 NAM Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                             23-2753988
-----------------------------                            ----------------------
  (State of incorporation                                   (I.R.S. Employer
      or organization)                                    Identification No.)


        1010 Northern Blvd.
               Suite 336
          Great Neck, New York                                       11021
----------------------------------------                           ----------
(Address of principal executive offices)                           (Zip Code)




                  Securities to be registered pursuant to Section 12(b)of the
Act:

            Unit, Each Unit consisting of 1 share of Common Stock and
                   1 Redeemable Common Stock Purchase Warrant
            ---------------------------------------------------------
                                (Title of Class)



                         Common Stock, $0.001 par value
                         ------------------------------
                                (Title of Class)

                    Redeemable Common Stock Purchase Warrants
                   ------------------------------------------
                                (Title of Class)

                  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

                  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

                  Securities to be registered pursuant to Section 12(g) of the
Act:

            Unit, Each Unit consisting of 1 share of Common Stock and
                   1 Redeemable Common Stock Purchase Warrant
            ---------------------------------------------------------
                                (Title of Class)



                         Common Stock, $0.001 par value
                         ------------------------------
                                (Title of Class)

                    Redeemable Common Stock Purchase Warrants
                   ------------------------------------------
                                (Title of Class)


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Item 1.           Description of Registrant's Securities to be Registered

                  The information in Registrant's preliminary prospectus filed with the Commission on August 2, 1996, as part of the Registrant's Form SB-2 Registration Statement under the Securities Act of 1933, Number 333-9493, and all amendments therto, ("Registrant's Form SB-2"), contained under "Description of Securities" (pages 31 through 32), is incorporated by reference in response to this item. A copy of the relevant portion of said information is attached hereto as Exhibit 1.

Item 2.         Exhibits



Exhibit No.     Description


    1           Pages 31-32 from the Registrant's Form SB-2.*


    2 Registrant hereby incorporates by reference the Certificate of Incorporation of the Registrant, as amended, filed as Exhibit
                3.1 to the Registrant's Form SB-2.


    3 Registrant hereby incorporates by reference the Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's Form SB-2.


    4 Registrant hereby incorporates by reference the Specimen of Registrant's Form of Redeemable Warrant Certificate, filed as
                Exhibit 4.1 to the Registrant's Form SB-2.


    5 Registrant hereby incorporates by reference the Specimen of Registrant's Certificate of Share of Common Stock, filed as
                Exhibit 4.3 to the Registrant's Form SB-2.
----------
*Previously filed with Form 8-A.

                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 22, 1996                   NAM CORPORATION



                                         By:        /s/ Roy Israel
                                                -------------------------------
                                         Name:      Roy Israel
                                         Title:     Chief Executive Officer and
                                                    President






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